UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2017

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 26, 2017 (the “Closing Date”), PAVmed Inc., a Delaware corporation (the “Corporation”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Corporation may issue and sell to investors (collectively, “Purchasers”) up to an aggregate of $3,000,000 of units (each, a “Unit” and collectively, the “Units”) at a price of $6.00 per Unit (the “Offering”), provided, however, that upon the written consent of the Corporation and the placement agent for the Offering, the aggregate dollar amount of the Units offered may be increased. At closings which took place on January 26, 2017 and January 31, 2017, 251,334 of Units were sold for aggregate gross proceeds of $1,508,004. Additional closings may occur in the future.

Each Unit consists of (i) one share of the Corporation’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), that is initially convertible into one share of the Corporation’s Common Stock, $0.001 per share (“Common Stock”), and (ii) one Series A Warrant (“Series A Warrant”) exercisable for one share of Common Stock. Each Series A Warrant is also exchangeable for four Series X Warrants (each a “Series X Warrant”). The shares of Series A Preferred Stock and Series A Warrants are immediately separable upon their issuance. Further descriptions of the shares of Series A Preferred Stock, Series A Warrants and Series X Warrants are set forth in Item 5.03 below and in this Item 1.01.

The forms of the Purchase Agreement, the Series A Warrant and Series X Warrant are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, hereto and are incorporated by reference into this Item 1.01. The foregoing descriptions of the Purchase Agreement, the Series A Warrants and the Series X Warrants are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Series A Warrant and the Series X Warrant, respectively.

Registration Rights Agreement

In accordance with the terms of the Purchase Agreement, the Corporation also entered into a registration rights agreement with the Purchasers dated January 26, 2017 (the “Registration Rights Agreement”), pursuant to which the Corporation is obligated to file with the Securities and Exchange Commission (the “SEC”) as soon as practicable, but in any event by the date that is sixty days after the Closing Date, a registration statement (the “Registration Statement”) covering the resale of the shares of Common Stock and Series X Warrants issuable pursuant to the terms of the securities issued in the Offering, including securities that may be issued in the future as dividends on the Series A Preferred Stock. The Corporation is obligated to use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, but in no event later than the date that is one hundred and fifty days after the Closing Date.

The form of Registration Rights Agreement is filed as Exhibit 10.2 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to its full text.

Series A Warrants

The Series A Warrants are exercisable at any time after the date the approval of the stockholders of the Corporation has been obtained under Nasdaq Stock Market Rule 5635(d). Such approval is required inasmuch as the potential exists for the Corporation issuing 20% or more of its outstanding shares of Common Stock at a price below its current market price. The Series A Warrants remain exercisable until April 30, 2024. Each Series A Warrant is exercisable for one share of Common Stock (each, a “Series A Warrant Share”) at an initial exercise price of $8.00 (the “Series A Exercise Price”).  The Series A Exercise Price is subject to weighted average anti-dilution protection and the Series A Exercise Price and number of shares of Common Stock issuable upon exercise of a Series A Warrant are subject to adjustment in the event of stock dividends, stock splits or similar events affecting the Common Stock.

Holders may exercise Series A Warrants by paying the exercise price in cash or, if at any time after the six month anniversary of the Closing Date, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Series A Warrant Shares by the holder, then each Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

Series A Warrants Exchange Option

Each Series A Warrant constituting a component of each Unit can be exchanged through April 30, 2024 for four Series X Warrants. Each Series X Warrant is exercisable for one share of Common Stock at an initial exercise price of $6.00 per share (the “Series X Exercise Price”). The Series X Warrants are exercisable at any time after the later of (i) the date the final stockholder approval has been obtained under Nasdaq Stock Market Rule 5635(d) and (ii) October 31, 2018, and until April 30, 2024.  The Series X Exercise Price and number of shares of Common Stock issuable upon exercise of a Series X Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting the Common Stock. Holders may exercise Series X Warrants by paying the exercise price in cash or, at any time after the six month anniversary of the Closing Date, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Series X Warrant Shares by the holder, then the Series X Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, the Corporation, may at its option, redeem all, but not less than all, of the outstanding Series X Warrants at a price of $0.01 per Series X Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events occurring after the Closing Date) for twenty Trading Days out of the thirty Trading Day period ending three Business Days prior to the notice of redemption in addition to certain other conditions.

Item 3.02   Unregistered Sales of Equity Securities.

The Corporation issued a total of 211,334 Units on January 26, 2017 and 40,000 Units on January 31, 2017 in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate gross proceeds received by the Corporation in connection with the foregoing was $1,508,004 in cash and the aggregate commissions paid by the Corporation were $105,556.28 resulting in net proceeds of $1,238,343.72. Each Series A Warrant is exchangeable, in whole or in part, for four Series X Warrants, the terms of which are more fully described in Item 1.01 - Exchange of Series A Warrants for Series X Warrants. The Units were offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

Certificate of Designation for the Series A Convertible Preferred Stock

On January 26, 2017, in order to authorize the shares of Series A Preferred Stock, the Corporation filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock. The Series A Preferred Stock is a component of the Units being offered pursuant to the Purchase Agreement described in Item 1.01 above.

Each share of Series A Preferred Stock shall be convertible, at any time and from time to time, after the date final stockholder approval has been obtained under Nasdaq Stock Market Rule 5635(d) at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value (as defined in the Certificate of Designation) of such share of Series A Preferred Stock by the Conversion Price. The Stated Value is $6.00 and is subject to adjustment as set forth in the Certificate of Designation. The initial Conversion Price of $6.00 shall be adjusted in the event the Corporation  (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series A Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation. In addition, the Conversion Price is subject to weighted average anti-dilution protection.

The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Corporation’s Board of Directors cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A Preferred Stock per annum. Such dividends shall accrue and cumulate whether or not the Corporation has earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by the Corporation’s Board of Directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A Preferred Stock, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2017 Dividend Payment Date, such dividends shall be paid at the option of the Corporation in any combination of shares of Series A Preferred Stock, cash or shares of Common Stock. If the Corporation determines to pay any dividends in shares of Common Stock, the number of shares of Common Stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A Preferred Stock to be paid in shares of Common Stock and (ii) the average of the volume weighted average price per share for the ten consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (ii) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred Stock except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A Preferred Stock as to dividends or rights in a Liquidation (as defined in the Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined in the Certificate of Designation), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock in accordance with the Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

The text of the Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to its full text.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

4.1	Form of Series A Warrant.

4.2	Form of Series X Warrant.

10.1	Securities Purchase Agreement.

10.2	Registration Rights Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2017	PAVMED INC.

	By:	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.

4.1	Form of Series A Warrant.

4.2	Form of Series X Warrant.

10.1	Securities Purchase Agreement.

10.2	Registration Rights Agreement.